For Immediate Release

Contact:                 William C. Owens
President and Chief Executive Officer
Owens Realty Mortgage, Inc.
(925) 935-3840

OWENS REALTY MORTGAGE, INC.
REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

WALNUT CREEK, CA. – August 14, 2013 – Owens Realty Mortgage, Inc. (NYSE MKT: ORM) (the “Company”) today reported financial results for the quarter ended June 30, 2013.

Second Quarter 2013 Highlights

•	Net income attributable to common stockholders of $6,431,017, or $0.57 per diluted common share.
•	Book value attributable to common stockholders of $16.53 per diluted common share at June 30, 2013 as compared to $16.21 per diluted common share at March 31, 2013.
•	Completed the sale of four real estate owned properties with book values totaling $15,515,000.
•	Recorded a $6.7 million reversal of loan loss reserves.

Summary of Second Quarter Financial Results

Net income attributable to common stockholders of the Company was $6,431,017 or $0.57 per basic and diluted common share for the three months ended June 30, 2013 as compared to a net loss of $(1,034,241) or $(0.09) per basic and diluted common share for the corresponding quarter of the prior year. The second quarter 2013 net income attributable to common stockholders includes recognized gains of approximately $2,430,000 (or $256,000 net of $2,174,000 of gain attributable to non-controlling interest) and deferred gains of approximately $2,344,000 from the sale of four real estate owned properties and approximately $6,700,000 from the reversal of the provision for loan losses primarily related to the current appraised value of the property securing three delinquent loans that were foreclosed on during the quarter.

Events Subsequent to Second Quarter 2013

Common Stock Dividend
The Board of Directors authorized a dividend of $0.016 per share of common stock that is payable on August 14, 2013 to stockholders of record at the close of business on August 6, 2013.

Investments
In July 2013, the Company completed a $9,625,000 senior trust deed, fixed rate investment secured by an industrial office building complex located in the greater San Francisco Bay area. The investment is a five-year interest-only loan bearing an interest rate of 10%, with a 6% pay rate for the first nine months (the difference deferred until maturity). The loan is collateralized by four commercial buildings with an aggregate total of 166,380 net rentable square feet and represents an estimated 67% loan-to-value ratio.

About Owens Realty Mortgage, Inc.

Owens Realty Mortgage, Inc., a Maryland corporation, is a real estate investment trust that invests in commercial real estate mortgage loans primarily in the Western U.S.  The Company specializes in loans that require speed and flexibility. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:  (1) increased loan delinquencies and foreclosures; (2) losses in value of the real estate securing the Company’s loans; (3) additional obligations relating to the Company’s ownership of real property; (4) failure to qualify as a REIT; and (5) compliance with REIT requirements may limit Company flexibility or cause  the Company to forego otherwise attractive opportunities.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.  Additional information concerning forward-looking statements and risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission.  All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

See attached interim consolidated financial statements for the quarter ended June 30, 2013.

Owens Realty Mortgage, Inc.
Consolidated Balance Sheets as Recast (1)
June 30, 2013 and December 31, 2012
(UNAUDITED)

	June 30,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$22,904,272	$21,131,505
Restricted cash	3,981,204	6,264,110
Loans, net of allowance for losses of $5,604,716 in 2013 and $24,417,897 in 2012	52,422,497	45,844,365
Interest and other receivables	1,642,382	3,485,061
Other assets, net of accumulated depreciation and amortization of $929,723 in 2013 and $877,589 in 2012	1,038,877	1,126,723
Investment in limited liability company	2,141,403	2,141,777
Real estate held for sale	5,925,595	56,173,094
Real estate held for investment, net of accumulated depreciation of $8,569,753 in 2013 and $6,518,160 in 2012	122,119,949	71,600,255
Total Assets	$212,176,179	$207,766,890

LIABILITIES AND EQUITY
LIABILITIES:
Dividends payable	$—	$1,234,352
Due to Manager	286,203	298,349
Accounts payable and accrued liabilities	2,845,023	4,012,650
Deferred gains	3,671,458	1,327,406
Notes payable	14,301,611	13,384,902
Total Liabilities	21,104,295	20,257,659

Commitments and Contingencies (Note 13)
EQUITY:
Stockholders’ equity:
Preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2013 and December 31, 2012	—	—
Common stock, $.01 par value per share, 50,000,000 shares authorized, 11,198,119 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	111,981	111,981
Additional paid-in capital	182,437,522	182,985,281
Retained earnings (accumulated deficit)	2,553,589	(3,637,331)
Total stockholders’ equity	185,103,092	179,459,931
Noncontrolling interests	5,968,792	8,049,300
Total Equity	191,071,884	187,509,231
Total Liabilities and Equity	$212,176,179	$207,766,890

(1) As recast to reflect the balances of Owens Mortgage Investment Fund, LP combined with the balances of Owens Realty Mortgage, Inc. beginning January 1, 2012, as required under the accounting guidelines for a transfer of an entity under common control.

Note: The foregoing audited and unaudited Consolidated Balance Sheets are excerpts from our Consolidated Financial Statements and do not include the Notes, which are an integral part thereof. The foregoing financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 and the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which were filed with the Securities and Exchange Commission.

Owens Realty Mortgage, Inc.
Consolidated Statements of Operations as Recast (1)
For the Three and Six Months Ended June 30, 2013 and 2012
(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenues:
Interest income on loans	$723,733	$535,688	$1,610,962	$1,149,809
Gain on foreclosure of loan	—	—	952,357	—
Rental and other income from real estate properties	2,796,949	3,360,223	5,520,366	6,677,604
Income from investment in limited liability company	38,624	39,877	79,626	78,173
Other income	729	1,581	1,522	3,594
Total revenues	3,560,035	3,937,369	8,164,833	7,909,180
Expenses:
Management fees to Manager	451,828	454,770	891,601	895,877
Servicing fees to Manager	37,963	41,161	81,418	82,142
General and administrative expense	424,757	294,493	697,865	777,902
Rental and other expenses on real estate properties	2,125,036	2,630,208	4,331,856	5,160,176
Depreciation and amortization	1,004,338	721,203	1,402,356	1,474,222
Interest expense	128,353	130,434	255,835	261,375
Environmental remediation expense	—	100,000	—	100,000
(Reversal of) provision for loan losses	(6,699,271)	236,823	(6,956,484)	(152,391)
Impairment losses on real estate properties	—	418,480	—	418,480
Total expenses	(2,526,996)	5,027,572	704,447	9,017,783
Operating income (loss)	6,087,031	(1,090,203)	7,460,386	(1,108,603)
Gain (loss) on sales of real estate, net	2,429,872	(11,617)	2,460,209	793,312
Net income (loss) and comprehensive income (loss)	8,516,903	(1,101,820)	9,920,595	(315,291)
Less: Net (income) loss attributable to non-controlling interests	(2,085,886)	67,579	(2,059,646)	(556,437)
Net income (loss) and comprehensive income (loss) attributable to common stockholders	$6,431,017	$(1,034,241)	$7,860,949	$(871,728)

Net income (loss) per common share:
Basic and diluted earnings (loss) per common share	$0.57	$(0.09)	$0.70	$(0.08)
Basic and diluted weighted average number of common shares outstanding	11,198,119	11,198,119	11,198,119	11,198,119
Dividends declared per share of common stock	$0.15	$0.01	$0.15	$0.03

(1) As recast to reflect the balances of Owens Mortgage Investment Fund, LP combined with the balances of Owens Realty Mortgage, Inc. beginning January 1, 2012, as required under the accounting guidelines for a transfer of an entity under common control.

Note: The foregoing unaudited Consolidated Statements of Operations are excerpts from our unaudited Consolidated Financial Statements and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, which was filed with the Securities and Exchange Commission.

Owens Realty Mortgage, Inc.
Consolidated Statements of Cash Flows as Recast (1)
For the Six Months Ended June 30, 2013 and 2012
(UNAUDITED)

	June 30,	June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,920,595	$(315,291)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Gain on sales of real estate, net	(2,460,209)	(793,312)
Gain on foreclosure of loan	(952,357)	—
Income from investment in limited liability company	(79,626)	(78,173)
Reversal of provision for loan losses	(6,956,484)	(152,391)
Impairment losses on real estate properties	—	418,480
Depreciation and amortization	1,402,355	1,474,222
Changes in operating assets and liabilities:
Interest and other receivables	506,847	(478,982)
Other assets	46,933	55,213
Accounts payable and accrued liabilities	(1,827,627)	(72,152)
Due to Manager	(12,146)	16,510
Net cash (used in) provided by operating activities	(411,719)	74,124

CASH FLOWS FROM INVESTING ACTIVITIES:
Principal collected on loans	997,092	5,581,894
Investment in loans	(2,645,672)	—
Investment in real estate properties	(1,542,289)	(1,489,302)
Net proceeds from disposition of real estate properties	10,699,255	295,838
Purchases of vehicles and equipment	(11,221)	(18,070)
Transfer from restricted to unrestricted cash	2,282,906	—
Maturities of certificates of deposit	—	994,143
Purchases of certificates of deposit	—	(996,000)
Distribution received from investment in limited liability company	80,000	65,000
Net cash provided by investing activities	9,860,071	4,433,503

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on note payable	(83,291)	(77,752)
Distributions to noncontrolling interests	(4,140,154)	(8,662)
Purchase of member’s interest in consolidated LLC	—	(7,200,000)
Offering costs incurred and paid	(527,785)	(414,917)
Distributions to stockholders for fractional shares	(19,974)	—
Dividends paid	(2,904,381)	(357,961)
Net cash used in financing activities	(7,675,585)	(8,059,292)

Net increase (decrease) in cash and cash equivalents	1,772,767	(3,551,665)

Cash and cash equivalents at beginning of period	21,131,505	16,201,121

Cash and cash equivalents at end of period	$22,904,272	$12,649,456

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for interest (including amounts capitalized)	$340,107	$263,146

(1) As recast to reflect the balances of Owens Mortgage Investment Fund, LP combined with the balances of Owens Realty Mortgage, Inc. beginning January 1, 2012, as required under the accounting guidelines for a transfer of an entity under common control.

Note: The foregoing unaudited Consolidated Statements of Cash Flows are excerpts from our unaudited Consolidated Financial Statements and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, which was filed with the Securities and Exchange Commission.